SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.

         Date of Report (Date of Earliest Event Reported): July 16, 2003


                           ASHCROFT HOMES CORPORATION
             (Exact name of registrant as specified in its charter)


      Colorado                 0-33437                        31-1664473
   ---------------           ------------               -------------------
   (State or other           (Commission                (I.R.S. Employer
   jurisdiction of           File Number)               Identification No.)
   incorporation)

                       56 Inverness Drive East, Suite 105
                            Englewood, Colorado 80112
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



        Registrant's telephone number including area code: (303) 799-6194
                                                           --------------




                                       N/A
                             ----------------------
          (Former name or former address, if changed since last report)

Item 5. OTHER EVENTS

     Ashcroft Homes Corporation (the "Company") announced that its chief financial and chief operating officers have departed the Company. On July 16, 2003, Daniel S. Connerly, formerly chief financial officer, and James C. Sanford, formerly chief operating officer, left by mutual agreement with the Company. Each of Messrs. Connerly and Sanford had come to the Company from a division of Beazer Homes earlier this year. The Company is currently working with its Board of Directors in seeking replacements for the vacancies.

     In connection with the separation of Messrs. Connerly and Sanford, the Company has agreed to acquire all of its common stock owned by those individuals.

     The Company is currently making arrangements in an effort to ensure that its Quarterly Report for the quarter ended June 30, 2003 is filed in a timely manner. Joseph A. Oblas will assume the role of temporary chief financial officer pending a replacement for Mr. Connerly.

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


                                    SIGNATURE


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             ASHCROFT HOMES CORPORATION



Date:  August 5, 2003                    By:  /s/ Joseph A. Oblas
       ---------------                        --------------------------
                                              Joseph A. Oblas, President

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